Exhibit 5.1

[Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC]

September 18, 2013

Board of Directors

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue, Suite 300

Memphis, TN 38138

Re:	Mid-America Apartment Communities, Inc.’s S-3 Registration Statement

Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), and Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), in connection with their registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), relating to the proposed public offering of an unlimited amount of one or more series of the following securities: (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”) that will be represented by depositary receipts (“Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”); (iv) debt securities (the “Debt Securities”) of the Operating Partnership, in one or more series that will be issued under one or more indentures (each, an “Indenture”) among the Operating Partnership, the Company and a trustee to be named therein (the “Trustee”); and (v) guarantees of the Company of the Debt Securities (the “Debt Guarantees”). The Common Stock, Preferred Stock, the Depositary Shares, the Debt Securities and the Debt Guarantees are referred to collectively herein as the “Securities.” all of which Securities may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company or the Operating Partnership to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company (the “Board”) or a duly authorized committee of such Board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Charter, as amended (the “Charter”), and bylaws and applicable provisions of Tennessee law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Operating Partnership or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will be effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the

Board of Directors

Mid-America Apartment Communities, Inc.

September 18, 2013

Commission, will be timely filed with the Commission; (iv) the Securities will be issued and delivered in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting, purchase or similar agreement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits (if applicable) of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Charter; (vi) the Board Action authorizing the Company or the Operating Partnership to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company or the Operating Partnership, as applicable; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that appropriate articles of amendment to the Charter establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Tennessee.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) such Depositary Shares will be issued and delivered after due authorization, execution and delivery by the Company of a Deposit Agreement, approved by us, relating to the Depositary Shares; (ii) such Depositary Shares will be issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Deposit Agreement; (iii) the Depositary Receipts evidencing such Depository Shares shall have been duly executed, issued and delivered in accordance with the provisions of such Deposit Agreement(s); (iv) such Depositary Receipts and the related Deposit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Depositary Receipts and the related Deposit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Debt Securities and related Debt Guarantees, we have further assumed that: (i) an Indenture relating to such Debt Securities and related Debt Guarantees shall have been duly authorized, executed and delivered on behalf of the Operating Partnership and the Company; (ii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Operating Partnership, the Company and the Trustee; (iii) such Debt Securities and related Debt Guarantees shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (iv) such Debt Securities and related Debt Guarantees, as executed and delivered, do not violate any law applicable to the Company or the Operating Partnership or result in a default under or breach of any agreement or instrument binding upon the Company or the Operating Partnership; and (v) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Operating Partnership, and the Debt Guarantees, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or the Operating Partnership.

To the extent that the obligations of the Company under a Deposit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Depositary under each Deposit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Deposit Agreement; (iii) has duly authorized, executed and delivered such Deposit Agreement and such Deposit Agreement constitutes the legally valid and binding obligation of such Depositary enforceable against such Depositary in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Deposit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

Board of Directors

Mid-America Apartment Communities, Inc.

September 18, 2013

To the extent that the obligations of the Operating Partnership or the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Company and the Operating Partnership are duly formed and existing under and by virtue of the laws of the State of Tennessee and in good standing with the Secretary of State of the State of Tennessee;

(b) The Common Stock (including any Common Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, or (ii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable;

(c) The Preferred Stock (including any Preferred Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, or (ii) upon the exchange or conversion of Depositary Shares or Debt Securities that are exchangeable or convertible into Preferred Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable;

(d) The Depositary Receipts evidencing Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, and will entitle the holders thereof to the rights specified in the Depositary Shares that they represent and in the Deposit Agreement pursuant to which they are issued;

(e) The Debt Securities, upon due execution and delivery of an Indenture relating thereto on behalf of the Operating Partnership, the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Operating Partnership in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Operating Partnership; and

(f) The Debt Guarantees, upon due execution and delivery on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs (e) through (f) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

Board of Directors

Mid-America Apartment Communities, Inc.

September 18, 2013

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Richard F. Mattern
Richard F. Mattern
Authorized Representative